As filed with the Securities and Exchange Commission on July 1, 2021

Registration Statement No. 333-256857

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Atlas Technical Consultants, Inc.
(Exact name of registrant as specified in its charter)

Delaware	83-0808563
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

13215 Bee Cave Parkway Building B, Suite 230
Austin, Texas 78738
(512) 851-1501
(Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Laura Strunk
Chief Legal Officer
13215 Bee Cave Parkway Building B, Suite 230
Austin, Texas 78738
(512) 851-1501
(Name, Address, Including Zip Code and Telephone Number, Including Area Code, of Agent for Service)

With a Copy to:
Douglas C. Lionberger

James R. Brown
Winston & Strawn LLP
800 Capitol St., Suite 2400
Houston, TX 77002-2925
Tel: (713) 651-2600

Fax: (713) 651-2700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Primary Offering
Class A common stock, par value $0.0001 per share
Preferred Stock
Debt Securities
Total Primary Offering		(2)		(2)	$250,000,000.00	(2)	$27,275.00	(2)(3)
Secondary Offering
Class A common stock, par value $0.0001 per share	29,678,938	(4)	$10.47	(5)	$310,738,480.86		$33,901.57	(6)
Total					$560,738,480.86		$61,176.57	(7)

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered such indeterminable shares of Class A common stock, par value $0.0001 per share (the “Class A common stock”) and preferred stock as may be issued to prevent dilution as a result of stock splits, stock dividends or similar transactions.

(2)	There is being registered hereunder an indeterminate number of the securities which shall have an aggregate initial offering price not to exceed $250,000,000.00. The proposed maximum initial offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. The securities registered also include such indeterminate number of shares of common stock and preferred stock and amount of and debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the anti-dilution provisions of any such securities.

(3)	Calculated in accordance with Rule 457(o) under the Securities Act.

(4)	Includes 4,234,323 shares of Class A common stock issuable upon exchange of units in Atlas TC Holdings LLC, together with an equal number of shares of our Class B common stock, par value $0.0001 per share.

(5)	Pursuant to Rule 457(c) under the Securities Act, the offering price per share and aggregate offering price are based on the average of the high and low prices of the Registrant’s Class A common stock on June 3, 2021, as reported on The Nasdaq Stock Market.

(6)	Calculated in accordance with Rule 457(c) under the Securities Act.

(7)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

Atlas Technical Consultants, Inc. is hereby filing this Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-256857), originally filed on June 7, 2021 (as amended, the “Registration Statement”), as an exhibits-only filing to file Form of Indenture for Senior Debt Securities and Form of Indenture for Subordinated Debt Securities filed herewith as Exhibits 4.3 and 4.4, respectively. Accordingly, this Amendment No. 1 consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page to the Registration Statement, and the Form of Indenture for Senior Debt Securities and Form of Indenture for Subordinated Debt Securities filed herewith as Exhibits 4.3 and 4.4, respectively. The prospectus and the balance of Part II of the Registration Statement are unchanged and have been omitted.

Item 16. Exhibits.

Exhibit Number	Description
2.1	Unit Purchase Agreement, dated August 12, 2019, by and among the Company, Atlas TC Holdings LLC, Atlas TC Buyer LLC, Atlas Intermediate Holdings LLC and Atlas Technical Consultants Holdings LP (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 13, 2019).
2.2	Amendment No. 1 to Unit Purchase Agreement, dated as of January 23, 2020, by and among the Company, Atlas TC Holdings LLC, Atlas TC Buyer LLC, Atlas Intermediate Holdings LLC and Atlas Technical Consultants LP (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on January 23, 2020).
4.1	Specimen Class A common stock Certificate (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-1 (File No. 333-228018), filed with the SEC on November 15, 2018).
4.2**	Form of Certificate of Designations for Preferred Stock
4.3*	Form of Indenture for Senior Debt Securities
4.4*	Form of Indenture for Subordinated Debt Securities
4.5**	Form of Senior Note
4.6**	Form of Subordinated Note
4.7**	Nomination Agreement dated as of February 14, 2020, by and among Atlas Technical Consultants, Inc., BCP Energy Services Fund, LP, BCP Energy Services Fund-A, LP and BCP Energy Services Executive Fund, LP (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on February 14, 2020).
4.8	Registration Rights Agreement dated as of February 14, 2020, by and among Atlas Technical Consultants, Inc. and Atlas Technical Consultants Holdings LP and its limited partners (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the SEC on February 14, 2020).
4.9	Registration Rights Agreement, dated November 15, 2018, among the Company, Boxwood Sponsor, LLC and initial stockholders party thereto (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on November 21, 2018).
4.10	Registration Rights Agreement dated as of February 14, 2020, by and among Boxwood Merger Corp. and GSO Capital Opportunities Fund III LP (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed with the SEC on February 14, 2020).
5.1+	Opinion of Winston & Strawn LLP
23.1+	Consent of Grant Thornton LLP, independent registered public accounting firm of Atlas Technical Consultants, Inc.
23.2+	Consent of Winston & Strawn LLP (contained in Exhibit 5.1)
24.1+	Powers of Attorney (included on the signature page of the Registration Statement).
25.1***	Statement of Eligibility and Qualification of the Trustee under the Senior Indenture under the Trust Indenture Act of 1939, as amended, on Form T-1
25.2***	Statement of Eligibility and Qualification of the Trustee under the Subordinated Indenture under the Trust Indenture Act of 1939, as amended, on Form T-1

+	Previously filed
*	Filed herewith
**	To be filed as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act or in a post-effective amendment to this registration statement
***	To be filed separately in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, if applicable

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, Texas on July 1, 2021.

Atlas Technical Consultants, Inc.

By:	/s/ L. Joe Boyer
Name:	L. Joe Boyer
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

	Name	Title	Date

	/s/ L. Joe Boyer	Chief Executive Officer and Director	July 1, 2021
	L. Joe Boyer	(Principal Executive Officer)

	*	Chief Financial Officer
	David D. Quinn	(Principal Financial Officer)

	*	Chief Accounting Officer
	Walter Powell	(Principal Accounting Officer)

	*	Chairman and Director
Brian Ferraioli

	*	Director
Thomas H. Henley

	*	Director
R. Foster Duncan

	*	Director
Leonard Lemoine

	*	Director
Daniel G. Weiss

	*	Director
Raquel G. Richmond

	*	Director
Collis Temple, III

*By:	/s/ L. Joe Boyer
L. Joe Boyer
Attorney-in-fact